Exhibit 10.9

AMENDMENT 1

This Amendment 1, dated March 29, 2006 is an amendment to the EMPLOYMENT AGREEMENT (the “Agreement”), dated June 14, 2004 by and between ANDREA ELECTRONICS CORPORATION (the “Company”), a New York corporation, and DOUGLAS J. ANDREA (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company wishes to postpone the executive’s calendar year 2004 and 2005 until such time that the Company has positive cash flows and payment of such bonus would not cause the Company to receive a “going concern” audit opinion for the Company’s financial statements;

WHEREAS, the Executive is in agreement to this postponement for the benefit of the Company.

1. Postponed Bonus Payment

Section 1 of Amendment 1 replaces Section 4(b) for the years ending December 31, 2004 and 2005.

(a) The Company shall pay the Executive a bonus of not less than one hundred thousand dollars ($100,000) payable when the Company has positive cash flows and such payment would not cause the Company to receive a “going concern” audit opinion for the Company’s financial statements, as determined by the Board of Directors in its sole discretion. This bonus may be payable in lump sum or over time as determined by the Board of Directors in its sole discretion and consistent with the intent of the Amendment 1.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

ANDREA ELECTRONICS CORPORATION

By:	/s/ Gary A. Jones
Name:	Gary A. Jones
Title:	Director

By:	/s/ Louis Libin
Name:	Louis Libin
Title:	Director

By:	/s/ Joseph J. Migliozzi
Name:	Joseph J. Migliozzi
Title:	Director

By:	/s/ Jonathan D. Spaet
Name:	Jonathan D. Spaet
Title:	Director

By:	/s/ Douglas J. Andrea
Douglas J. Andrea